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                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549

                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   January 12, 2001
                                                   ----------------

                      INFORETECH WIRELESS TECHNOLOGY, INC.
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               (Exact name of Registrant as Specified in Charter)


          Nevada                         0-25963                 88-0350120
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 (State of Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)

   Suite 214, 5500 152/nd/ Street, Surrey, British Columbia, Canada  V35-2E7
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(Address of Principal Executive Offices)


Registrant's telephone number, including area code      604-576-7442
                                                    ____________________________

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         (Former name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition or Disposition of Assets.

Pursuant to the Agreement and Plan of Merger dated as of November 7, 2000 (the "Merger Agreement") among Inforetech Wireless Technology, Inc. (the "Company"), Inforetech Merger Sub, Inc. ("Merger Sub") and ProShot Golf, Inc. ("ProShot"), on January 12, 2001, the Company acquired by means of the merger (the "Merger") of Merger Sub into ProShot, all of the outstanding capital stock of ProShot. As a result of the Merger, ProShot became a wholly owned subsidiary of the Company. Pursuant to the Merger, the shareholders of ProShot are entitled to receive an aggregate of 4,500,000 shares of Class A Common Stock of the Company (the "Merger Shares"). Out of the 4,500,000 Merger Shares, 765,000 shares were placed in escrow in connection with the indemnification obligations of ProShot under the Merger Agreement. Additionally, in the event that between August 21, 2000 and December 31, 2000, ProShot has achieved certain milestones set forth in a Schedule to the Agreement, the number of Merger Shares will be increased as set forth on such Schedule.

The Company has agreed to use its best efforts to cause the release of all shareholder guarantees of debt identified on the ProShot Disclosure Schedule (the "Shareholder Guarantees"). In connection therewith, 960,000 shares of Inforetech Class A Common Shares (the "Guarantee Escrow Shares") were placed in escrow for the benefit of the ProShot shareholders providing the Shareholder Guarantees (the "Guarantors"). Commencing 90 days following the Closing, if the Shareholder Guarantees have not been released in full, 1/12 of the Guarantee Escrow Shares are to be released from escrow each month, or portion thereof, and delivered into a second escrow until the Shareholder Guarantees have been released in full. In the event that any call is made on any of the Shareholder Guarantees after the Closing as a result of a default of the underlying obligations, all of the Guarantee Escrow Shares immediately are to be released from escrow and delivered into a second escrow for the benefit of the ProShot shareholders.

The consideration for the Merger was negotiated on an arms length basis between the parties.

ProShot, based in San Juan Capistrano, California, is a manufacturer of global positioning system-based distant measurement equipment for golf courses. The products provide a golfer with a full overview of the course at each hole, including the topography of each green, distance measurements to the pin, green-side bunkers and water hazards. The ProShot products also allow course management to monitor the current location of each player and offer the ability to communicate with players on the course. Additionally, the products also offer wireless communications for the golfer to order merchandise and refreshments. The ProShot system is currently in use on courses throughout the United States, Canada, Europe, Asia and Australia.
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Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

a)  Financial Statements of Businesses Acquired.

b)  Pro Forma Financial Information.

    The financial statements required by these items are not included in this initial report on form 8-K. Such financial statements will be filed by amendment not later than 60 days from the date hereof.

(c) Exhibits.
    10.1 Agreement and Plan of Merger dated as of November 7, 2000 among the Company, Inforetech Merger Sub, Inc. and ProShot Golf, Inc.
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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INFORETECH WIRELESS TECHNOLOGY, INC.

Date  January 24, 2001
    ------------------                   By /s/ Rober C. Silzer, Sr.
                                           -------------------------
                                         Name:  Robert C. Silzer, Sr.
                                         Title: Chief Executive Officer